Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of August 6, 2021, is entered into by and between Dominion Energy, Inc., a Virginia corporation (“DEI”), and South Carolina Department of Revenue (the “Department”).

WHEREAS, the Department has agreed to accept on August 6, 2021 a certain number of shares of DEI’s common stock, no par value, as agreed to by the parties (the “DEI Shares”) as partial consideration for the settlement of certain disputed tax liabilities of Dominion Energy South Carolina, Inc., a wholly-owned subsidiary of DEI (“DESC”); and

WHEREAS, as a condition to the Department’s acceptance of the DEI Shares, DEI has agreed to grant certain registration rights to the Department with respect to the DEI Shares on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.Definitions

As used in this Agreement, the following capitalized terms shall have the following meanings:

“Exchange Act” means the Security Exchange Act of 1934, as amended, any rules and regulations promulgated thereunder, and, in each case, any successor thereto, all as the same may be in effect from time to time.

“Registrable Securities” means the DEI Shares and any securities that may be issued or distributed or be issuable in respect thereof by way of stock dividend, stock split or other distribution, merger, consolidation, exchange offer, recapitalization or reclassification or other similar event; provided, however, that any such security shall cease to be a “Registrable Security” (i) to the extent that such security has been sold or transferred by the Department, whether pursuant to an effective registration statement, in accordance with Rule 144 or otherwise; or (ii) to the extent that such security may be sold by the Department to the public in accordance with Rule 144 without the satisfaction of any condition under such rule except for, and only upon the satisfaction of, the holding period requirement in paragraph (d) of such rule.

“Rule 144” means Rule 144 as promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, and, in each case, any successor thereto, all as the same may be in effect from time to time.

2.Registration Matters

(a)DEI shall prepare and file with the SEC, as soon as reasonably practicable after the transfer of the DEI Shares to the Department, but in no event later than one (1) business day after the transfer of the DEI Shares to the Department, a prospectus supplement under Rule 424(b) (such prospectus supplement or any successor prospectus supplement, the “Resale Prospectus”) to its current Registration Statement on Form S-3 (333-239467) (such registration statement or any successor registration statement, the

“Registration Statement”) to enable the Department to sell the DEI Shares from time to time in any manner contemplated by the Resale Prospectus.  DEI shall thereafter use its commercially reasonable efforts to cause the Registration Statement to remain continuously effective and to prepare and file with the SEC any required amendments or supplements to the Registration Statement or the prospectus contained therein for so long as any of the DEI Shares qualify as Registrable Securities; provided that DEI shall not be required to file any amendment or supplement to the Registration Statement or the prospectus contained therein during the pendency of any “suspension period” provided for in Sections 2(f) and 2(g) below.

(b) DEI shall furnish to the Department or any of its agents copies of the Resale Prospectus and any other documents that the Department or its agents may reasonably request to facilitate the public sale or other disposition of all or any Registrable Securities by the Department.

(c)DEI shall use commercially reasonable efforts to cause the DEI Shares to be listed on the New York Stock Exchange as soon as reasonably practicable after the transfer of the DEI Shares to the Department; but in no event later than the date of the filing of the Resale Prospectus with the SEC.

(d)DEI or DESC, as applicable, shall bear all expenses relating to the registration and resale of Registrable Securities, including filings fees with SEC, listing fees payable to NYSE, all preapproved brokerage fees and any other fees, including transfer taxes (if any), incurred by the Department relating to the resale of Registrable Securities.

(e)The Department shall promptly provide any assistance or information reasonably requested by DEI as may be necessary to prepare the Resale Prospectus or otherwise required by DEI to satisfy its obligations under this Agreement to register the resale of Registrable Securities under the Securities Act.

(f)The Department shall not sell or offer to sell, within the meaning of the Securities Act, any Registrable Securities under the Resale Prospectus if DEI notifies the Department in writing of the occurrence of any event or the existence of any state of facts that, in the judgment of DEI’s legal counsel, requires the suspension of any sales under the Resale Prospectus due to pending corporate developments, public filings with the SEC or other similar events.  The right of DEI to suspend the disposition of Registrable Securities under the Resale Prospectus shall not be exercised by DEI for a period longer than is reasonably necessary under the circumstances and, in any event, for more than a total of 90 days in any twelve-month period.  Any such suspension of sales under the Resale Prospectus by the Department shall commence immediately upon receipt of any such notice by the Department and shall last until the Department is notified in writing by DEI that the Department may resume sales under the Resale Prospectus.

(g) The Department shall also not sell or offer to sell, within the meaning of the Securities Act, any Registrable Securities under the Resale Prospectus if DEI notifies the Department in writing of: (i) any request by the SEC for amendments or supplements to the Registration Statement or the Resale Prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (iii) any event or circumstance that necessitates the making of any changes in the Registration Statement or the Resale Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that the Registration Statement and the Resale Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Any such suspension of sales under the Resale Prospectus by the Department shall commence immediately upon receipt of any such notice by the Department and shall last until the Department is notified in writing by DEI that the Department may resume sales under the Resale Prospectus. In the event of any suspension under this Section 2(g), DEI will use its commercially reasonable efforts to cause the use of the Resale Prospectus to be resumed as soon as reasonably possible after delivery of a suspension notice to the Department.

(h)Except as set forth in Sections 2(f) and 2(g) above, the Department may sell Registrable Securities under the Resale Prospectus at any time and from time to time so long as such sales are made in a manner contemplated by the Resale Prospectus, and so long as the Department arranges for delivery of the Resale Prospectus to any transferee receiving such Registrable Securities to the extent required to comply with the prospectus delivery requirements of the Securities Act.

3.Indemnification

(a)DEI hereby agrees to indemnify and hold harmless the Department from and against any and all losses, claims, damages, liabilities or expenses, joint or several (each, a “Loss” and, collectively, “Losses”), to which the Department may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of DEI, which consent shall not be unreasonably withheld or delayed), to the extent such Losses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of DEI to comply with any obligation of DEI contained in this Agreement, or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Resale Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, and will reimburse the Department for any reasonable legal fees and other reasonable out-of-pocket expenses as such expenses are incurred by the Department in connection with investigating, defending, settling, compromising, or paying any such Loss or action; provided, however, that DEI will not be liable in any such case to the extent that any such Loss arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Resale Prospectus or any amendment or supplement of the Registration Statement or Resale Prospectus in reliance upon and in conformity with information furnished in writing to DEI by the Department, (ii) any untrue statement or omission or alleged untrue statement or omission of a material fact required to make such statement not misleading in the Resale Prospectus that is corrected in any subsequent amendment or supplement thereto that was delivered to the Department before the pertinent sale or sales by the Department, or (iii) any untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, the Resale Prospectus, or any amendment or supplement thereto, when used or distributed by the Department during a suspension period under Section 2(f) or 2(g) above.

(b)The Department shall promptly notify DEI of any written notice of the threat or commencement of any action contemplated under Section 3(a) above; provided, however, that the failure to notify DEI will not relieve DEI from any liability which it may have to the Department under Section 3(a) except to the extent DEI is prejudiced as a result of such failure.  DEI will be entitled to participate in, and may elect to assume the defense of, any claim against the Department using counsel reasonably satisfactory to the Department.  If the defendants in any such action include DEI and the Department and the Department reasonably concludes that there may be a conflict between the positions of the Department and DEI in conducting the defense or that there may be a legal defense available to the Department that is different from that available to DEI, the Department will have the right to select separate counsel, with all reasonable fees and expenses of such counsel payable by DEI, to assume such legal defenses and to otherwise participate in the defense. Once the Department receives notice of DEI’s assumption of the defense of any action, DEI will not, except as provided above, be liable to the Department for any legal or other expenses subsequently incurred by the Department in connection with the defense of that claim.  The obligations of DEI and the Department under this Section 3 shall survive the completion of the any sales or other dispositions of Registrable Securities.

4.Miscellaneous

(a)Any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing and shall be sent to DEI or the Department, as applicable, at the physical and email addresses set forth below (or to such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt).

If to DEI:

Dominion Energy, Inc.

120 Tredegar Street

Richmond, Virginia 23219

Attn:Meredith Sanderlin Thrower

Senior Assistant General Counsel

Email: [_______]

If to the Department:

South Carolina Department of Revenue

300A Outlet Pointe Blvd.

Columbia, South Carolina 29210

Attn: Jason P. Luther

Chief Legal Officer

Email: [________]

(b) This Agreement and all matters that relate to its interpretation and enforcement shall be governed by the laws of the State of South Carolina, without regard to the conflicts or choice of law principles of the State of South Carolina.

(c)This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to the matters discussed herein. This Agreement may not be altered, modified or amended except by a written instrument signed by all parties. The failure of any party to require the performance or satisfaction of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

(d)The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to another party, in which event the parties shall use reasonable commercial efforts to arrive at an accommodation that best preserves for the parties the benefits and obligations of the offending provision.

(e)This Agreement may be executed in counterpart, each of which shall be deemed an original and all of which shall, when taken together, constitute a single binding instrument.  Signatures signed or transmitted electronically shall, for all purposes, be deemed to be the original signature of the applicable party and shall be binding upon such party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Registration Rights Agreement as of the date first above written.

DOMINION ENERGY, INC.

By:  /s/ James R. Chapman

Name:James R. Chapman
Title:Executive Vice President,

Chief Financial Officer and Treasurer

SOUTH CAROLINA DEPARTMENT

OF REVENUE

By:  /s/ W. Hartley Powell

Name:W. Hartley Powell

Title:Director